UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2007

AFP Imaging Corporation

(Exact name of registrant as specified in its charter)

New York	0-10832	13-2956272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Clearbrook Road Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (914) 592-6100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

This Form 8-K/A amends the Current Report on Form 8-K of AFP Imaging Corporation (“AFP”) dated April 19, 2007, regarding AFP’s acquisition of all of the outstanding share capital of Quantitative Radiology srl (“QR”).  The sole purpose of this amendment is to provide the audited historical financial statements of the business acquired as required by Item 9.01(a) and the unaudited Proforma financial information required by Item 9.01(b), which financial statements and information were not included in the original filing.

Item 9.01.		Financial Statements and Exhibits.

	(a)	Financial Statements of Business Acquired.

1.
The audited balance sheets of QR srl as of December 31, 2006 and 2005, and the related audited statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006, 2005 and 2004 are attached hereto as Exhibit 99.1

		2.	The unaudited balance sheet of QR srl as of March 31, 2007, and the unaudited statements of operations, stockholders' equity and cash flows for the three months ended March 31, 2007 and 2006 are attached hereto as Exhibit 99.2.

	(b)	Pro Forma Financial Information.

1.
AFP Imaging Corporation unaudited pro forma combined balance sheet as of March 31, 2007 and the unaudited pro forma combined statements of operations for the year ended June 30, 2006 and the nine months ended March 31, 2007 are attached hereto as Exhibit 99.3

(c)	Exhibits.

Listed below are all exhibits to the Current Report on Form 8-K.

Exhibit No.	Description

99.1
Quantitative Radiology srl Financial Statements – the audited balance sheets of QR srl as of December 31, 2006 and 2005, and the related audited statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006, 2005 and 2004.

99.2
Quantitative Radiology srl Unaudited Financial Statements – the unaudited balance sheet of QR srl as of March 31, 2007, and the unaudited statements of operations, stockholders’ equity and cash flows for the three months ended March 31, 2007 and 2006.

99.3	AFP Imaging Corporation Unaudited Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFP IMAGING CORPORATION (Registrant)

Date: July 6, 2007	By:	/s/ Elise Nissen
Elise Nissen
Chief Financial Officer